Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the
Sarbanes-Oxley Act
I, Peter Moran, President of BHR Institutional Funds (the “Registrant”), certify that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	11/26/08	/s/ Peter Moran

Peter Moran, President
(principal executive officer)
I, John Leven, Treasurer of BHR Institutional Funds (the “Registrant”), certify that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	11/26/08	/s/ John Leven

John Leven, Treasurer
(principal financial officer)
These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and are not being filed as part of the report or as a separate disclosure document.